As filed with the Securities and Exchange Commission on July 1, 2009

Registration No. 333-160061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abraxis BioScience, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	30-0431735
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, CA

(310) 883-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leon O. Moulder, Jr.

Chief Executive Officer

Abraxis BioScience, Inc.

11755 Wilshire Boulevard, Suite 2000

Los Angeles, CA 90025

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles S. Farman

Robert M. Mattson, Jr.

Brandon C. Parris

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2009

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

2,000,000

Shares of Common Stock

Offered by the Selling Stockholders

From time to time, we may offer up to $400,000,000 of our debt securities; common stock; preferred stock; warrants or rights to purchase debt securities, common stock or preferred stock or any combination of these securities; and units consisting of debt securities, common stock, preferred stock or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities; and common stock upon conversion of preferred stock.

From time to time, the selling stockholders, as described in this prospectus, may offer to sell up to a total of 2,000,000 shares of our common stock. We will identify the number of shares of common stock that the selling stockholders will be offering for sale in the applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the Nasdaq Global Market under the symbol “ABII.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $400,000,000. In addition, the selling stockholders may, from time to time, sell common stock in one or more offerings, up to a total of 2,000,000 shares of our common stock.

This prospectus provides you with a general description of the securities we, or the selling stockholders, may offer. Each time we offer a type or series of securities described in this prospectus or the selling stockholders sell common stock, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context otherwise requires, references to “New Abraxis,” “Abraxis BioScience,” “Abraxis,” “we,” “us” and “our” refer to Abraxis BioScience, Inc., a Delaware corporation (formerly New Abraxis, Inc.) and its subsidiaries, including our operating subsidiary Abraxis BioScience, LLC following the 2007 separation;

references to “Old Abraxis” refer to “Abraxis BioScience, Inc. (formerly American Pharmaceuticals, Inc.)” prior to the 2007 separation; references to “APP” refer to APP Pharmaceuticals, Inc. and its subsidiaries, including its operating subsidiary APP Pharmaceuticals Partners, LLC (which we sometimes refer to as APP LLC); and references to the “distribution,” “separation,” “2007 separation” or “spin-off” refer to the transactions in which we separated from Old Abraxis and became an independent publicly-traded company in 2007. Abraxane®, Abraxis Oncology® and nab® are U.S. registered trademarks of Abraxis BioScience. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.abraxisbio.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 6, 2009, as amended on April 30, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009, as amended on May 19, 2009;

•	our Current Reports on Form 8-K, filed with the SEC on January 8, 2009, February 2, 2009, April 13, 2009, and May 1, 2009;

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•

the description of our capital stock contained in our Registration Statement on Form 10 (File No. 001-33657) under the section entitled “Description of Capital Stock”, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Abraxis BioScience, Inc., Attn: Investor Relations, 11755 Wilshire Boulevard, Suite 2000, Los Angeles, California 90025, or call (310) 883-1300.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements included in this prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein), other than those that are historical, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may,” “assume” and “continue,” as well as variations of such words and similar expressions, also identify forward-looking statements. Forward-looking statements in this prospectus include, without limitation, statements regarding our intended uses of the proceeds of the securities offered hereby.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABRAXIS BIOSCIENCE, INC.

Abraxis is one of the few fully integrated biotechnology companies, with a breakthrough marketed product (Abraxane®), global ownership of our proprietary technology platform and clinical pipeline, dedicated nanoparticle manufacturing capabilities for worldwide supply integrated with seasoned in-house capabilities, including discovery, clinical drug development, regulatory and sales and marketing.

We are dedicated to the discovery, development and delivery of next-generation therapeutics and core technologies that offer patients safer and more effective treatments for cancer and other critical illnesses. Our portfolio includes the world’s first and only protein-based nanoparticle chemotherapeutic compound (Abraxane®) which is based on our proprietary tumor targeting technology known as the nab® technology platform. This nab® technology platform is the first to exploit the tumor’s biology against itself, taking advantage of an albumin-specific, receptor-mediated transport system and allowing the delivery of a drug from the vascular space across the blood vessel wall to the underlying tumor tissue. Abraxane® is the first clinical and commercial validation of our nab® technology platform. From the discovery and research phase to development and commercialization, we are committed to rapidly enhancing our product pipeline and accelerating the delivery of breakthrough therapies that will transform the lives of patients who need them.

We own the worldwide rights to Abraxane®, a next-generation, nanometer-sized, solvent-free taxane that was approved by the U.S. Food and Drug Administration, or the FDA, in January 2005 for its initial indication in the treatment of metastatic breast cancer and launched in February 2005. Abraxane® currently is approved for marketing in 36 countries.

Our research and development approach is based on the integration of our nab® tumor targeting technology, our natural product drug discovery platform, our multi-functional chemistry capabilities with our in-house clinical trial and regulatory strengths, combined with our unique nanoparticle manufacturing capabilities. Our product pipeline includes over five clinical oncology and cardiovascular product candidates in various stages of testing and development, including Abraxane® and Coroxane™ for various indications. We also have over 45 discovery product candidates and novel chemical entities for various diseases, including cancer, multiple sclerosis and Alzheimer’s. We believe the application of our nab® technology will serve as the platform for the development of numerous drugs for the treatment of cancer and other critical illnesses. To leverage in-house manufacturing, clinical trial and regulatory expertise, we will continue to supplement our discovery efforts through technology acquisitions and external collaborations with academia and start-up biotechnology companies.

2007 Spin-off from Old Abraxis

On November 13, 2007, Old Abraxis was separated into two independent publicly-traded companies: one holding the former Abraxis Pharmaceutical Products business (which is referred to as the “hospital-based business”); and the other holding the former Abraxis Oncology and Abraxis Research businesses (which is referred to as the “proprietary business”). Following the separation, the proprietary business changed its name from New Abraxis, Inc. to Abraxis BioScience, Inc. and the hospital-based business was operated under the name APP Pharmaceuticals, Inc.

In connection with the separation, stockholders of Old Abraxis as of November 13, 2007 received one share of our company for every four shares of Old Abraxis held as of that date. In addition, in connection with the separation, we entered into a separation and distribution agreement that provided for, among other things, the principal corporate transactions required to effect the separation and other specified terms governing our relationship with APP after the spin-off. We also entered into various agreements with APP, including (i) a manufacturing agreement whereby we and APP agreed to manufacture Abraxane® and certain other products and to provide other manufacturing-related services for a period of four or five years after the separation; (ii) an employees matters agreement providing for each company’s respective obligations to employees and former employees who are or were associated with their respective businesses, and for other employment and employee benefit matters; (iii) various real estate leases; and (iv) a tax allocation agreement. Also, in connection with the separation, APP contributed $700 million in cash to us.

2009 Proposed Spin-Off of Abraxis Health

In January 2009, we announced that our board of directors approved a plan to spin-off a newly-formed subsidiary Abraxis Health, Inc. (“Abraxis Health”) as a new independent, stand-alone company holding a significant portion of our drug discovery, pilot manufacturing and development business. If the spin-off occurs, our stockholders would own (i) shares of Abraxis Health and (ii) shares of our common stock, and we would continue to operate our existing business, excluding the drug discovery, pilot manufacturing and development business to be held by Abraxis Health. In connection with the proposed spin-off, Abraxis Health would enter into several agreements with us related to, among other things, manufacturing, transition services, tax allocations and a number of ongoing commercial relationships. The proposed spin-off will be subject to a number of closing conditions, including final approval by our board of directors and the effectiveness of the registration statement registering the common stock of Abraxis Health to be distributed to our stockholders in connection with the spin-off. Approval by our stockholders will not be required as a condition to the consummation of the proposed spin-off. In connection with the proposed spin-off, Abraxis Health filed a registration statement on Form 10 with the SEC on June 15, 2009. Stockholders are urged to read Abraxis Health’s Form 10 registration statement carefully because it contains important information about the proposed spin-off.

Our principal executive offices are located at 11755 Wilshire Boulevard, Suite 2000, Los Angeles, California 90025, and our telephone number is (310) 883-1300. Our website is located at www.abraxisbio.com. The information contained on or accessible through our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in amounts we will determine from time to time, with a total value of up to $400,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling stockholders may, from time to time, sell our common stock in one or more offerings, up to a total of 2,000,000 shares of our common stock. This prospectus provides you with a general description of these securities. See “Description of Capital Stock,” “Description of Debt Securities,” Description of Warrants,” “Description of Rights,” and “Description of Units.” Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus we file with the SEC also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or in a free writing prospectus we file with the SEC relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock includes a summary of certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is subject to the detailed provisions of, and is qualified by reference to, our amended and restated certificate of incorporation and our amended and restated bylaws.

We are authorized to issue 106,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value per share and 6,000,000 shares of preferred stock, $.001 par value per share. The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors generally would not seek stockholder approval.

Common Stock

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of funds legally available for dividend payments. In the event we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of the preferred stock.

Voting

Each holder of common stock is entitled to one vote for each share of common stock outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Other Rights

Holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our amended and restated certificate of incorporation permits us to issue up to 6,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

The rights privileges, preferences and restrictions of any such series may be subordinated to, made pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class or series of preferred stock or common stock. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock or any other series of preferred stock will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including, but not limited to:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, of the shares of the series;

•	the rights and terms of redemption (including sinking and purchase fund provisions); and

•	the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the common stock, and each holder of shares of our common stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder’s name on our books.

Registration Rights

In April 2006, Old Abraxis completed a merger with its former parent, American BioScience, Inc. (“ABI”) (the “2006 Merger”). In connection with the 2006 Merger, Old Abraxis granted registration rights to the former ABI shareholders (including our Executive Chairman and entities affiliated with him) with respect to all 86,096,523 shares of Old Abraxis common stock they received in the 2006 Merger. Pursuant to the terms of the registration rights agreement, any securities issued or issuable in respect of the Old Abraxis common stock (including our common stock) would have the benefits of the registration rights agreement. Accordingly, in connection with the 2007 separation, we entered into a new registration rights agreement with the former ABI shareholders containing provisions substantially identical to the registration rights agreement entered into in connection with the 2006 Merger. This registration rights agreement covers approximately 33,200,000 shares of our common stock held by the former ABI shareholders (the “registrable shares”).

Pursuant to the terms of the registration rights agreement, former ABI shareholders have the right to require us to register all or a portion of their registrable shares. In addition, these stockholders may require us to include their shares in future registration statements that we file and may require us to register their shares for resale on a Form S-3 registration statement. Upon registration, the registered shares generally will be freely tradeable in the public market without restriction. However, in connection with any underwritten offering, the holders of the registrable securities have agreed that, upon request of a managing underwriter of any underwriting offering of our securities, to lock up any shares of our capital stock (other than those of the holder that may be included in such underwritten offering) for up to 90 days.

Except for underwriters discounts and commissions and certain marketing expenses, we will be obligated to pay all expenses for the first eight registration statements filed upon the request of a holder of registrable securities, and any other or additional expenses of registration are to be borne by the holders of registrable securities on a pro rata basis. These registration rights are subject to some conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in registration. We will be obligated to indemnify the holders of these registration rights, and each selling holder will be obligated to indemnify us, against specified liabilities under the Securities Act, the Securities Exchange Act and other applicable federal and state laws.

The registration statement of which this prospectus is a part includes 2,000,000 of the registrable securities held by the former ABI shareholders.

Certain Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law

Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. In particular, our amended and restated certificate of incorporation and amended and restated bylaws, as applicable, among other things:

•	provide that special meetings of the stockholders may be called only by our chairman of the board, our president, secretary or our board of directors;

•

advance written notice of a stockholder proposal or director nomination that the stockholder desires to present at a meeting of stockholders is required and generally must be received by the secretary not less than 120 days prior to the one year anniversary from the first date of mailing of the proxy materials for the prior year’s annual meeting of stockholders, or if the date of the annual meeting has been changed by more than 30 days from the date of the prior annual meeting, then the deadline for submitting proposals will be a reasonable time before we begin to print and mail our proxy materials for that annual meeting;

•	do not include a provision for cumulative voting in the election of directors;

•	provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders; and

•

allow us to issue up to 6,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

Delaware Anti-Takeover Law

We are not subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•

the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Our decision to opt out of Section 203 will allow, for example, our Executive Chairman (who, with members of his immediate family and entities affiliated with him, beneficially own approximately 83% of our common stock) to transfer shares in excess of 15% of our voting stock to a third party free of the restrictions imposed by Section 203. This could make us more vulnerable to takeovers that are completed without the approval of our board of directors and without giving us the ability to prohibit or delay such takeovers as effectively. These provisions could also limit the price that investors may be willing to pay in the future for shares of our common stock.

Liability and Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities. Article VI of our amended and restated bylaws also provides for mandatory indemnification of our directors, executive officers, employees and agents to the fullest extent permissible under Delaware law.

Article VI of our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to Abraxis and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Abraxis, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into indemnification agreements with each of our directors and executive officers that requires us to indemnify such persons against any expense, liability or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment thereunder, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of Abraxis, or is or was serving at the request of Abraxis in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar for any series or class of preferred stock will be sent forth in the applicable prospectus supplement.

Nasdaq Global Market

Our common stock is listed for trading on the Nasdaq Global Market under the symbol “ABII.”

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of the prospectus, the term “the Company” refers only to Abraxis BioScience, Inc. and not to any of its subsidiaries.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus we file with the SEC will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will either be senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus we file with the SEC with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

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the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

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if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to add guarantees in respect of the debt securities of one or more series;

(l) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m) to provide for certificated securities in addition to or in place of global securities;

(n) to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b) default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of the Company; and

(f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in clause (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts.    The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.    The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports.    So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the Commission, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus we file with the SEC, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain a copy of a document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporate by reference or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or in a free writing prospectus we file with the SEC. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus we file with the SEC, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC may describe:

•	In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities” and “— Description of Capital Stock,” will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus we file with the SEC, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus we file with the SEC may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities,” “— Description of Capital Stock” and “— Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed changes for the periods indicated. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as: pre-tax loss from continuing operations before loss attributable to noncontrolling interest and equity in net income of equity investee plus fixed charges (as defined). Fixed charges consist of interest expense and the interest portion of rental expense.

Based on our calculation of the ratio of earnings to fixed charges, our earnings are inadequate to cover fixed charges in all periods presented. The following table reflects the excess of fixed charges over earnings for each period presented.

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
	(in thousands)
Deficiency of Earnings to Fixed Charges:	$(23,889)	$(279,617)	$(53,327)	$(153,291)	$(14,027)	$(78,674)

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or in a free writing prospectus we file with the SEC, we intend to use the net proceeds from the sale of securities for general corporate purposes.

We will not receive any proceeds in the event that shares of our common stock are sold by a selling stockholder.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements reported below consist of unaudited pro forma consolidated statements of operations for the three months ended March 31, 2009 and for the year ended December 31, 2008 and an unaudited pro forma consolidated balance sheet as of March 31, 2009. The unaudited pro forma consolidated statements reported below have been adjusted to give effect to the pending spin-off of Abraxis Health from Abraxis BioScience as an independent, stand-alone company.

The pro forma balance sheet adjustments assume that our spin-off of Abraxis Health occurred as of March 31, 2009. The pro forma adjustments to the consolidated statements of operations for the three months ended March 31, 2009 and for the year ended December 31, 2008 assume that the spin-off occurred as of January 1, 2008.

The following unaudited pro forma consolidated financial statements reflect our transfer to Abraxis Health of a significant portion of the assets and liabilities related to the drug discovery, pilot manufacturing and development business; the contribution to Abraxis Health of $160 million in cash; and the distribution to our stockholders of approximately 40 million shares of Abraxis Health common stock (which is based on the number of shares of our common stock outstanding at March 31, 2009 and an assumed distribution ratio of one share of Abraxis Health common stock for each outstanding share of our common stock). While we can provide no assurances, to the extent that we raise proceeds prior to the pending spin-off of Abraxis Health, the amount of cash we intend to contribute to Abraxis Health would increase, with the amount of such increase being significantly dependent on the amount of proceeds we raise. The proposed spin-off is subject to a number of closing conditions, including final approval by our board of directors and the effectiveness of the registration statement registering the common stock of Abraxis Health to be distributed to our stockholders in connection with the spin-off. Approval by our stockholders is not required as a condition to the consummation of the proposed spin-off. In connection with the proposed spin-off, Abraxis Health filed a registration statement on Form 10 with the SEC on June 15, 2009. Stockholders are urged to read Abraxis Health’s Form 10 registration statement carefully because it contains important information about the proposed spin-off.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the pending spin-off of Abraxis Health. These pro forma adjustments have been made to illustrate the anticipated financial impact of the spin-off. The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this prospectus. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the unaudited pro forma consolidated financial statements and should be read in conjunction with our historical financial statements incorporated by reference in this prospectus.

The unaudited pro forma consolidated financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the spin-off of Abraxis Health been completed as of the dates presented, and should not be taken as representative of our future results of operations or financial position.

You should read the financial information in this section along with our historical financial statements and accompanying notes thereto incorporated by reference in this prospectus.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2009

	Abraxis BioScience Historical	Abraxis Health Distribution{a}	Pro Forma Adjustments		Abraxis BioScience Pro Forma
	(in thousands, except per share data)
Abraxane revenue	$70,618	$—	$—		$70,618
Other revenue	1,964	(1,054)	—		910

Net revenue	72,582	(1,054)	—		71,528
Cost of sales	9,127	(747)	—		8,380

Gross profit	63,455	(307)	—		63,148

Operating expenses:
Research and development	34,977	(13,537)	2,740	{b}	24,180
Selling, general and administrative	42,503	(3,337)	(4,352	){c}	34,814
Amortization of intangible assets	9,950	—	—		9,950
Equity in net income of Drug Source Company, LLC	(1,031)	—	—		(1,031)

Total operating expenses	86,399	(16,874)	(1,612)		67,913

Loss from operations	(22,944)	16,567	1,612		(4,765)
Interest income	1,146	—	(564	){f}	582
Other expense	(1,440)	407	—		(1,033)

Loss before income taxes	(23,238)	16,974	1,048		(5,216)
Provision for income taxes	63	—	—		63
Net loss	(23,301)	16,974	1,048		(5,279)
Net loss attributable to noncontrolling interest	(380)	380	—		—

Net loss attributable to common stockholders	$(22,921)	$16,594	$1,048		$(5,279)

Net loss per common share:
Basic	$(0.57)				$(0.13	){d}
Diluted	$(0.57)				$(0.13	){e}
Weighted average basic and diluted shares outstanding	40,081				40,081

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2008

	Abraxis BioScience Historical	Abraxis Health Distribution{a}	Pro Forma Adjustments		Abraxis BioScience Pro Forma
	(in thousands, except per share data)
Abraxane revenue	$335,631	$—	$—		$335,631
Other revenue	9,678	(2,999)	—		6,679

Net revenue	345,309	(2,999)	—		342,310
Cost of sales	39,068	(2,383)	—		36,685

Gross profit	306,241	(616)	—		305,625

Operating expenses:
Research and development	103,590	(48,354)	12,359	{b}	67,595
Selling, general and administrative	216,804	(9,103)	(13,366	){c}	194,335
Reacquisition costs	158,909	—	—		158,909
Amortization of intangible assets	39,429	—	—		39,429
Acquired in-process research and development	13,900	(13,900)	—		—
Litigation costs	57,635	—	—		57,635
Impairment charge	9,214	—	—		9,214
Equity in net income of Drug Source Company, LLC	(908)	—	—		(908)

Total operating expense	598,573	(71,357)	(1,007)		526,209
Loss from operations	(292,332)	70,741	1,007		(220,584)
Interest income	18,809	—	(4,528	){f}	14,281
Other expense	(4,999)	2,469	—		(2,530)
Interest expense	(187)	189	—		2

Loss before income taxes	(278,709)	73,399	(3,521)		(208,831)
Benefit for income taxes	(1,938)	148	—		(1,790)

Net loss	$(276,771)	$73,251	$(3,521)		$(207,041)

Net loss per common share:
Basic	$(6.91)				$(5.17	){d}
Diluted	$(6.91)				$(5.17	){e}
Weighted average basic and diluted common shares outstanding	40,032				40,032

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2009

	Abraxis BioScience Historical	Abraxis Health Distribution{a}	Pro Forma Adjustments		Abraxis BioScience Pro Forma
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$302,798	$(2,846)	$(160,000	){f}	$139,952
Accounts receivable	38,721	(1,049)	—		37,672
Related party receivable	2,114	(3,447)	1,333	{g}	—
Inventories	59,314	(1,058)	—		58,256
Prepaid expenses and other current assets	27,989	(9,947)	—		18,042
Deferred income taxes	64,882	—	—		64,882

Total current assets	495,818	(18,347)	(158,667)		318,804
Property, plant and equipment, net	181,367	(166,463)	—		14,904
Investment in Drug Source Company, LLC	11,214	—	—		11,214
Intangible assets	165,278	(8,503)	—		156,775
Goodwill	241,361	—	—		241,361
Other non-current assets	35,962	(33,216)	—		2,746

Total assets	$1,131,000	$(226,529)	$(158,667)		$745,804

Liabilities and equity
Current liabilities:
Accounts payable	$25,269	$(7,262)	—		$18,007
Accrued liabilities	49,342	(4,291)	—		45,051
Related party payable	—	—	1,333	{g}	1,333
Accrued litigation costs	57,665	—	—		57,665
Income taxes payable	796	—	—		796
Deferred revenue	3,597	(401)	—		3,196

Total current liabilities	136,669	(11,954)	1,333		126,048
Deferred income taxes, non-current	62,594	(1,839)	—		60,755
Long-term portion of deferred revenue	7,424	—	—		7,424
Other non-current liabilities	15,480	(7,835)	—		7,645

Total liabilities	222,167	(21,628)	1,333		201,872
Equity
Stockholders’ equity:
Common stock	40	—	—		40
Additional paid-in capital	1,205,685	(223,483)	(160,000	){f}	822,202
Accumulated deficit	(295,610)	16,595	—		(279,015)
Accumulated other comprehensive loss	(902)	1,607	—		705

Total stockholders’ equity	909,213	(205,281)	(160,000)		543,932
Noncontrolling interest	(380)	380	—		—

Total equity	908,833	(204,901)	(160,000)		543,932

Total liabilities and equity	$1,131,000	$(226,529)	$(158,667)		$745,804

Notes to Unaudited Pro Forma Consolidated Financial Statements

(a)	Reflects the operations, assets, liabilities and equity of Abraxis Health, the common shares of which are expected to be distributed to our stockholders.

(b)

We intend to enter into a product rights agreement under which Abraxis Health will grant us certain rights to three pre-clinical nab® product candidates. The research & development expense adjustment approximates the incremental amount in excess of the amount reflected in our historical results that we would have paid to Abraxis Health under these agreements had the agreements been in effect during the periods presented. The total amount to be paid to Abraxis Health for such services includes employee costs (including salary, benefits and related overhead) for providing certain transitional pre-clinical development and research services to us, which were estimated based on a detailed historical cost center analysis and management’s estimates of efforts to be expended following the spin-off, plus a markup of 7%, under the product rights agreement.

In addition, we intend to enter into various service agreements with Abraxis Health in connection with the spin-off pursuant to which we and Abraxis Health will provide transition services to each other for an initial period of up to three years subsequent to the spin-off, and Abraxis Health will provide manufacturing services to us for an initial period of fifteen years from the time Abraxis Health’s Phoenix, Arizona manufacturing facility becomes qualified for the manufacture of Abraxane®, subject to an option for us to extend for an additional five years. As a result, the pro forma adjustment does not include any expenses expected to be paid for products manufactured at the Phoenix, Arizona facility under the manufacturing agreement. Upon commencement of the manufacturing services, we will incur expenses equal to Abraxis Health’s employee costs (including salary, benefits and related overhead) of providing the manufacturing services, plus a markup of 12%.

(c)	This adjustment reflects certain operating expenses related to corporate overhead historically incurred by us that will be retained by Abraxis Health subsequent to the spin-off.

(d)	Pro forma basic and diluted loss per share were computed using Abraxis BioScience’s basic and diluted weighted average shares of common stock outstanding for the three months ended March 31, 2009 and for the year ended December 31, 2008.

(e)	The number of shares used to compute diluted earnings per share is based on the assumed number of basic shares as described in Note (d) above.

(f)	We currently expect to contribute $160 million of cash to Abraxis Health immediately prior to the closing of the spin-off. The adjustment to interest income is associated with the expected cash contribution made to Abraxis Health. We have filed a Registration Statement on Form S-3, of which this prospectus forms a part. While we can provide no assurances, to the extent that we raise proceeds prior to the pending spin-off of Abraxis Health, the amount of cash we intend to contribute to Abraxis Health would increase, with the amount of such increase being significantly dependent on the amount of proceeds we raise.

(g)	These adjustments reflect a reclassification of related party amounts to a net payable.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholder, Patrick Soon-Shiong, M.D.

Dr. Soon-Shiong has served as our executive chairman since April 2009. Dr. Soon-Shiong served as our chairman and chief executive officer since our separation from Old Abraxis in November 2007 until April 2009. Dr. Soon-Shiong also served as chief executive officer of APP, from November 2007 through May 2008 and served as the chairman of APP from the separation until the acquisition of APP by Fresenius SE in September 2008. He was also the chairman and chief executive officer of Old Abraxis from April 2006 through November 2007. Dr. Soon-Shiong also served American Pharmaceutical Partners (“Old APP”), as its president from July 2001 until April 2006 and chief executive officer and chairman of the board of directors from its inception in March 1996. He also served as president, chief financial officer and a director of ABI from June 1994 until April 2006 when Old APP and ABI were merged to form Old Abraxis.

The following information regarding the selling stockholder is based upon information available to us concerning ownership of our common stock on April 30, 2009:

Name and Address of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percent of Class (%)	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percent of Class (%)
Patrick Soon-Shiong, M.D.(3)(4) c/o Abraxis BioScience, Inc., 11755 Wilshire Boulevard, Suite 2000 Los Angeles, California 90025	33,223,954	82.42%	2,000,000	31,223,954	77.45%

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentage of shares beneficially owned is based on 40,117,909 shares of our common stock outstanding as of April 30, 2009. To our knowledge, except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. The foregoing table includes all shares of common stock subject to options or other equity awards that are exercisable, will be exercisable or will vest within 60 days of April 30, 2009.

(2)	Assumes all 2,000,000 shares of common stock offered by the selling stockholder are sold.

(3)	Includes 33,028,933 shares comprised of 23,035,031 shares of common stock held by Soon-Shiong Community Property Revocable Trust, of which Dr. Soon-Shiong is trustee; 9,203,594 shares of common stock held by California Capital Limited Partnership, of which an entity controlled by Dr. Soon-Shiong is the general partner; and 790,308 shares of common stock held by RSU Plan LLC, of which Dr. Soon-Shiong is a member. Dr. Soon-Shiong disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(4)	Includes 192,976 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 30, 2009 and 2,045 shares of common stock subject to restricted stock units that will vest within 60 days of April 30, 2009.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us, or a selling stockholder, as applicable, to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, or the selling stockholders, as applicable, or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or in a free writing prospectus we file with the SEC, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus we file with the SEC will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or in a free writing prospectus we file with the SEC, as applicable, the name of the dealer and the terms of the transactions.

In connection with the distribution of the securities offered under this prospectus, we, the underwriters or other agents may engage in short sales, swaps, forward sales and other hedging transactions with us or third parties. In order to facilitate these transactions, we may enter into securities lending or repurchase agreements with the underwriters or agents and the underwriters or agents may use securities borrowed or purchased from us or others to facilitate short sales or to close out any related open borrowings of the securities.

We, or a selling stockholder, may directly solicit offers to purchase the securities and may make sales of, or may lend, securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus we file with the SEC, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us, or a selling stockholder, to indemnification by us, or a selling stockholder, against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us, or a selling stockholder, to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus we file with the SEC, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Our counsel, Morrison & Foerster LLP, San Francisco, California, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Abraxis BioScience, Inc. appearing in Abraxis BioScience, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Abraxis BioScience, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

2,000,000

Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Underwriting discounts and commissions in connection with the offering of common stock by a selling stockholder will be payable by the applicable selling stockholder. All of the amounts shown are estimated, except the SEC registration fee. The selling stockholder will not bear any portion of the below expenses.

SEC registration fee	$26,917
FINRA filing fee	48,738
Accounting fees and expenses*	50,000
Legal fees and expenses*	100,000
Listing fee		**
Printing expenses*	150,000
Trustee and transfer agent fees and expenses*	30,000
Miscellaneous expenses*	10,000

Total	$415,655

*	Estimated solely for the purposes of this Item. Actual expenses may vary.
**	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the General Corporation Law of the State of Delaware, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities. Article VI of our amended and restated bylaws also provides for mandatory indemnification of our directors, executive officers, employees and agents to the fullest extent permissible under Delaware law.

Article VI of our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to Abraxis and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Abraxis, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into indemnification agreements with each of our directors and executive officers that requires us to indemnify such persons against any expense, liability or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment thereunder, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of Abraxis, or is or was serving at the request of Abraxis in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16.	EXHIBITS.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement with respect to Debt Securities

1.2	*	Form of Underwriting Agreement with respect to Common Stock

1.3	*	Form of Underwriting Agreement with respect to Preferred Stock

1.4	*	Form of Underwriting Agreement with respect to Warrants

1.5	*	Form of Underwriting Agreement with respect to Units

3.1		Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2007)

3.2		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2007)

3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2007)

4.1†		Form of Indenture (including Form of Debt Securities)

4.2		Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment #2 to Form 10 Registration Statement with the Securities and Exchange Commission on October 24, 2007)

4.3	*	Form of Specimen Preferred Stock Certificate

4.4	*	Form of Certificate of Designation of Preferred Stock

4.5	*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.6	*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock

4.7	*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.8	*	Form of Unit Agreement (including Form of Unit Certificate)

4.9	*	Form of Rights Agreement (including Form of Rights Certificate)

5.1†		Opinion of Morrison & Foerster LLP

12.1†		Statement regarding computation of ratio of earnings to fixed charges

23.1†		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2		Consent of Independent Registered Public Accounting Firm

24.1†		Powers of Attorney (included on signature page to this registration statement)

25.1	*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
†	Previously filed.

ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement (Registration No. 333-160061) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 1st day of July, 2009.

ABRAXIS BIOSCIENCE, INC.

By	/s/ LEON O. MOULDER, JR.
Leon O. Moulder, Jr.
Chief Executive Officer

S-1

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement (Registration No. 333-160061) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK SOON-SHIONG, M.D.* Patrick Soon-Shiong, M.D.	Executive Chairman of the Board of Directors	July 1, 2009

/s/ LEON O. MOULDER, JR. Leon O. Moulder, Jr.	Vice Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	July 1, 2009

/s/ DAVID D. O’TOOLE* David D. O’Toole	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2009

/s/ KIRK K. CALHOUN* Kirk K. Calhoun	Director	July 1, 2009

/s/ DAVID S. CHEN, PH.D.* David S. Chen, Ph.D.	Director	July 1, 2009

/s/ STEPHEN D. NIMER, M.D.* Stephen D. Nimer, M.D.	Director	July 1, 2009

/s/ LEONARD S. SHAPIRO* Leonard S. Shapiro	Director	July 1, 2009

*By:	/s/ LEON O. MOULDER, JR. Leon O. Moulder, Jr. (Attorney-in-Fact)

S-2

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement with respect to Debt Securities

1.2	*	Form of Underwriting Agreement with respect to Common Stock

1.3	*	Form of Underwriting Agreement with respect to Preferred Stock

1.4	*	Form of Underwriting Agreement with respect to Warrants

1.5	*	Form of Underwriting Agreement with respect to Units

3.1		Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2007)

3.2		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2007)

3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2007)

4.1†		Form of Indenture (including Form of Debt Securities)

4.2		Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment #2 to Form 10 Registration Statement with the Securities and Exchange Commission on October 24, 2007)

4.3	*	Form of Specimen Preferred Stock Certificate

4.4	*	Form of Certificate of Designation of Preferred Stock

4.5	*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.6	*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock

4.7	*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.8	*	Form of Unit Agreement (including Form of Unit Certificate)

4.9	*	Form of Rights Agreement (including Form of Rights Certificate)

5.1†		Opinion of Morrison & Foerster LLP

12.1†		Statement regarding computation of ratio of earnings to fixed charges

23.1†		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2		Consent of Independent Registered Public Accounting Firm

24.1†		Powers of Attorney (included on signature page to this registration statement)

25.1	*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
†	Previously filed.